Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-249028

Dated May 25, 2022

May 2022 INVESTOR PRESENTATION

2 2 Ticker: BUSE Special Note Concerning Forward-Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward- looking statements. These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine); (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of The London Inter-bank Offered Rate phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

3 3 Ticker: BUSE Non-GAAP Financial Information This document contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of the Company’s performance and in making business decisions, as well as comparison to the Company’s peers. The Company believes the adjusted measures are useful for investors and management to understand the effects of certain non-recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre- provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre- provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, return on average tangible common equity, and adjusted return on average tangible common equity; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, core adjusted expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the case of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core deposits— appears below. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

4 4 Ticker: BUSE Registration Statement; No Offer or Solicitation This presentation is neither an offer to sell nor a solicitation of an offer to purchase any securities of First Busey Corporation. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer to sell or solicitation of an offer to purchase securities of First Busey Corporation will be made only pursuant to a prospectus supplement and related prospectus filed with the Securities and Exchange Commission (the “SEC”). First Busey Corporation has filed a registration statement (including a prospectus) (File No. 333-249028) and a preliminary prospectus supplement with the SEC for the offering to which this presentation relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents we have filed with the SEC, including the risk factors described therein, for more complete information about us and this offering. You may get these documents for free by visiting the SEC’s website at www.sec.gov. Alternatively, First Busey Corporation, any underwriter or any dealer participating in the proposed offering will arrange to send you copies of the prospectus and the preliminary prospectus supplement relating to the proposed offering if you request it by calling Piper Sandler & Co. toll-free at 1-866-805-4128 or U.S. Bancorp Investments, Inc. at 1-877-558-2607. Certain information contained in this presentation and statements made orally during this presentation relates to or is based on publications and other data obtained from third party sources. While we believe these third party sources to be reliable as of the date of this presentation, we have not independently verified, and make no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from such third party sources. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this presentation shall not, under any circumstances, create any implication there has been no change in the affairs of First Busey Corporation or Busey Bank after the date hereof.

5 5 Ticker: BUSE Table of Contents Terms of the Planned Capital Raise 6 Overview of First Busey Corporation (BUSE) 7 Investment Highlights 8 Experienced Management Team 9 Strong Regional Operating Model 10 Sizable Business Lines Provide for Innovative Solutions 11 High Quality & Growing Loan Portfolio 12 Top Tier Core Deposit Franchise 13 Fully Integrated Wealth Management Platform 14 FirsTech Growth and Expansion of Services 15 Diversified and Significant Sources of Fee Income 16 Quarterly Earnings Review 17 Earnings Performance 18 Net Interest Margin 19 Interest Rate Risk Management & Sensitivity 20 Focused Control on Expenses 21 Fortress Balance Sheet 22 Robust Capital Foundation 23 Balanced, Low-Risk, Short-Duration Investment Portfolio 24 Reserve Supports Credit & Growth Profile 25 Pristine Credit Quality 26 High Quality Loan Portfolio: C&I 27 High Quality Loan Portfolio: CRE 28 Appendix: Additional Detail, Use of Non-GAAP Financial Information 29

6 6 Ticker: BUSE Issuer First Busey Corporation (NASDAQ: BUSE) Security Subordinated Notes Due 2032 Rating Kroll: BBB Principal Amount $75 Million Type SEC Registered Term 10 Years Call Date 5 Years Use of Proceeds General corporate purposes, which may include, without limitation, providing capital to support our growth organically or through strategic acquisitions, repaying indebtedness, financing investments, capital expenditures, repurchasing shares of our common stock and for investments in the Bank as regulatory capital Bookrunners Piper Sandler & Co. U.S. Bancorp Investments, Inc. Terms of the Planned Capital Raise

7 7 Ticker: BUSE Unwavering Focus on 4 Pillars: ASSOCIATES, CUSTOMERS, COMMUNITIES AND SHAREHOLDERS Overview of First Busey Corporation (BUSE) Company Overview Financial Highlights (1) Non-GAAP calculation, see Appendix Among the Best + 150+ year old financial institution headquartered in CHAMPAIGN, IL Regional operating model serving 4 regions: NORTHERN, CENTRAL, GATEWAY, FLORIDA Commercial Banking Payment Tech Solutions Wealth Management $ in millions 2020 2021 Q1 2022 Total Assets $10,544 $12,860 $12,568 Total Loans (Exc. HFS) 6,814 7,189 7,273 Total Deposits 8,678 10,769 10,592 Total Equity 1,270 1,319 1,218 NPA/Assets 0.27% 0.17% 0.13% NIM 3.03% 2.49% 2.45% Adj. PPNR ROAA (1) 1.75% 1.35% 1.26% Adj. ROAA (1) 1.06% 1.15% 0.93% Adj. ROATCE (1) 12.47% 14.40% 13.02%

8 8 Ticker: BUSE Investment Highlights ▪ 58 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (98.7%)(1) and low cost of non-time deposits (4 bps) in 1Q22 ▪ Substantial investments in technology enterprise-wide and next generation leadership talent Attractive Franchise that Provides Innovative Financial Solutions (1) Non-GAAP calculation, see Appendix; Core deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less (2) Non-GAAP calculation, see Appendix (3) Non-GAAP; FirsTech segment, excludes intracompany eliminations and consolidations (4) Revenue consists of net interest income plus noninterest income, excluding security gains and losses (5) Based on BUSE closing stock price on 5/24/22 Attractive Profitability and Returns ▪ Adjusted ROAA & ROATCE 0.93%(2) and 13.02%(2) 1Q22 ▪ Adjusted Efficiency Ratio 62.2%(2) 1Q22 ▪ Adjusted diluted EPS $0.52(2) 1Q22 ▪ Quarterly dividend of $0.23 (4.07% yield)(5) Sound Growth Strategy Driven by Regional Operating Model ▪ Organic growth across key business lines driven by regional operating model that aligns commercial and wealth with accelerating growth in FirsTech operations ▪ Quarter-over-quarter core loan(2) growth (ex-PPP) of $127 million (1.8% QoQ growth) and year-over-year core loan growth (ex-PPP, ex-GSB) of $588 million (9.4% YoY growth) as of 1Q2022 ▪ Combined Wealth Management and FirsTech YoY revenue(3) growth of 21.4% ▪ Efficient and right-sized branch network (average deposits per branch of $183 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A Powerful Combination of Three Business Lines Drives Strong Noninterest Income ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income / revenue(4) of 34% for 1Q22 ▪ Wealth management and payment technology solutions account for 58% of noninterest income in 1Q22 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle Built on a Fortress Balance Sheet Pristine asset quality, highly diversified loan portfolio, and capital levels significantly in excess of well-capitalized minimums

9 9 Ticker: BUSE Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO. Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives. Before joining Busey, Mr. Elliott worked for Ernst & Young. Has served as President & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. His 40 years of diverse financial services experience and extensive board involvement brings a conservative operating philosophy and a management style that focus on Busey’s associates, customers, communities and shareholders. Van A. Dukeman Chairman, President & CEO, First Busey Corp. Robin N. Elliott President & CEO, Busey Bank Experienced Management Team Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: operations, corporate strategy, marketing and communications, community relations, customer experience, human resources, as well as M&A integration and other key projects and strategic initiatives. Prior to joining Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief of Staff & EVP of Pillar Relations Joined Busey in 1984, serving in the role of Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. Robert F. Plecki, Jr. EVP & Co-Chief Banking Officer Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named Co-Chief Banking Officer in 2020, Mr. Jorstad served as Regional President for Commercial Banking—overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. Chip Jorstad EVP & Co-Chief Banking Officer Joined Busey in 2021 where he focuses on developing strategic growth opportunities and product development with an emphasis on well-capitalized banking. Prior to Busey, Mr. Mayberry was with PNC, serving as EVP & Director of Strategy and Planning for the Commercial Bank. With 30-plus years of financial and commercial banking experience, he previously served as the Midwest Business Banking Regional Executive and National Sales Leader of Treasury Services for JPMorgan Chase. Willie B. Mayberry EVP & President of Regional Banking Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. Previously, he served as Vice President of Sales Operations for Fisher Investments in Woodside, California. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in 2020 in his current role. Mr. Yasin is a seasoned technology operator, founder, investor and advisor, working with technology companies across the globe. His experience includes working with Groupon, CareerBuilder, Accenture, and KKR. Mr. Yasin has been a member of the Illinois Bar Association since 2003. Farhan Yasin President & CEO, FirsTech | CTO, Busey Bank Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Jeffrey D. Jones EVP & CFO

1010 Ticker: BUSE Banking Centers: 3 Deposits: $442.5MM Avg. Deposits Per Branch: $147.5MM 2022-27 Pop. Growth: 5.9% versus U.S. avg. 3.2% Banking Centers: 20 Deposits: $2.9B Avg. Deposits Per Branch: $143.2MM 2022 Pop: 2.8 Million Four distinct operating regions provide for attractive mix of customers and demographics, providing compelling business and market opportunities Northern Gateway Central Florida Note: Franchise data as of 1Q2022 Source: US Census Claritas data as of most recent date available & 2021 FDIC Summary of Deposits Banking Centers: 10 Deposits: $1.9B Avg. Deposits Per Branch: $192.4MM Median HHI: $83,335 Banking Centers: 25 Deposits: $5.2B Avg. Deposits Per Branch: $208.1MM DMS Rank: Top 5 in 5 out of 7 IL Markets Strong Regional Operating Model

11 11 Ticker: BUSE (1) LTM total payments processed as of 1Q2022 (2) Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations as of 1Q2022 (3) Wealth Management segment as of 1Q2022 (4) FirsTech segment; Non-GAAP calculation, excludes intracompany eliminations and consolidations as of 1Q2022 (5) Consolidated; Non-GAAP calculation as of 1Q2022, see Appendix $12.6 Billion $12.3 Billion $10.1 Billion Assets Assets Under Care Payments Processed (1) Diversified financial holding company with comprehensive and innovative financial solutions for individuals and businesses Sizable Business Lines Provide for Innovative Solutions Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $352.9 Million $56.3 Million LTM Revenue (3) $20.3 Million LTM Revenue (4) LTM Revenue (2) 13.0% MRQ 47.6% MRQ Adj. ROATCE (5) PT Margin 16.3% YoY Rev. Growth

1212 Ticker: BUSE $1,545 $1,664 $1,754 $1,869 $1,875 $2,913 $2,920 $3,069 $3,120 $3,135 $423 $501 $431 $386 $445 $1,376 $1,710 $1,719 $1,739 $1,786 $6,257 $6,795 $6,972 $7,114 $7,241 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 1Q21 2Q21 3Q21 4Q21 1Q22 C&I CRE Construction Retail Real Estate & Other $ in millions $1,570 $1,659 $1,748 $1,701 $1,669 $329 $376 $375 $386 $354 $1,899 $2,035 $2,123 $2,087 $2,023 54% 55% 56% 53% 53% $1 $501 $1,001 $1,501 $2,001 $2,501 1Q21 2Q21 3Q21 4Q21 1Q22 Retail Commercial % Utilized (total) $ in millions High Quality & Growing Loan Portfolio (1) Based on loan origination (2) Busey loans ex-PPP growth and ex-GSB acquisition (3) Excludes credit card and overdraft protection and includes tranche loan commitments and associated sub notes Loan Portfolio Composition – Q1 2022 Loan Portfolio Regional Segmentation – Q1 2022 (1) Ex-PPP Loans Trends Funded Draws & Line Utilization Rate (3) MRQ Yield on Loans 3.46% Central 43% Gateway 29% Northern 23% Florida 5% LTM Core Growth(2) 9.4% LTM Commercial Growth(2) 9.5%

1313 Ticker: BUSE Top Tier Core Deposit Franchise Deposit Portfolio Composition – Q1 2022 Historical Cost of Deposits, 2015 - Q1 2022 (1) Total Deposits & Loan to Deposit Ratio Core Deposits (2) / Total Deposits (1) Quarterly effective fed funds per FRED, avg during quarter, not seasonally adjusted (2) Non-GAAP calculation, see Appendix; Core deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% BUSE Cost of Deposits Effective Fed Funds Rate C k $8,874 $10,337 $10,818 $10,769 $10,592 76.4% 69.5% 66.1% 66.8% 68.7% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Total Deposits Loan to Deposit Ratio $ in millions $8,716 $10,206 $10,659 $10,629 $10,451 98.2% 98.7% 98.5% 98.7% 98.7% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Core Deposits Core/Total Deposits $ in millions MRQ Avg Cost of Deposits 0.08% MRQ Avg Cost of Non-Time Deposits 0.04% Avg Deposits per Branch $183 million

1414 Ticker: BUSE Fully Integrated Wealth Management Platform Six Distinct Teams Our wealth management business provides effective and high-touch solutions for high-net-worth individuals. Our clients work with a dedicated team of financial professionals, with each team member bringing their specialized focus to add value to each client’s personal situation. With financial planning at the core of our client experience, we leverage the collective expertise of the team to streamline the delivery of our investment strategy and holistic wealth services, in a cohesive, consolidated manner. Private Wealth Advisor Wealth Planning Private Client Legacy Planning Tax Planning & Preparation Portfolio Management ▪ Concierge banking with one point of contact ▪ Complete and simplified coordination of all banking needs ▪ Tax-advantaged retirement savings maximization ▪ Goal tracking, projections & stress testing ▪ Deduction maximization & tax- advantaged savings strategies ▪ 1040 & 1041 preparation by in-house team ▪ Philanthropic advisory ▪ Tax-efficient wealth transfer & asset protection ▪ Institutional approach ▪ Corporate retirement plan advisory ▪ Consistent track record of outperformance ▪ Risk-return optimization ▪ Specialized strategies for tax efficiency

15 15 Ticker: BUSE Multi-Layered Payment Technology Solutions Platform FirsTech Growth and Expansion of Services Payment Technology Solutions Platform ▪ FirsTech’s payments platform provides custom payment technology solutions through a comprehensive suite of capabilities ▪ Mobile bill pay, walk-in payment processing, lockbox, online bill pay, IVR; and electronic concentration of payments delivered via ACH, money management software and credit card networks Q1 2022 Highlights ▪ Highest quarterly revenue(1) in the history of FirsTech ($5.4 million) in 1Q22 ▪ Rolled out API-based payments platform to existing and new customers ▪ Launched new one-time payments platform within the Busey Bank environment Key Initiatives ▪ Continue to foster and grow relationships with current clients utilizing the payments platform ▪ Expand existing and new product offerings with current and future clients, including the BaaS solution ▪ Enhance existing products and services with new technology that will expand FirsTech’s footprint in the fintech area (1) Non-GAAP, revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations and consolidations Revenue Growth (1) 3/31/21 LTM 3/31/22 LTM $20.3 million + 16.3% $17.4 million

1616 Ticker: BUSE ▪ Resilient, varied, and complimentary sources of fee income provide revenue diversification with heightened value amidst cycle of margin compression ▪ Noninterest income represented 34.2% of revenue (ex-securities losses) in 1Q22 ▪ Key businesses of wealth management and payment technology solutions contributed 57% of noninterest income (ex-securities losses) in 1Q22 ▪ YoY increase in fee income broad-based with increases in wealth management, payment technology solutions, and fees for customer services Diversified and Significant Sources of Fee Income Noninterest Income / Total Revenue (1) YoY growth of Wealth Management Fees & Payment Tech Solutions: 21.2% (1) Includes net security gains and losses Sources of Noninterest Income – Q12022 $ in thousands Noninterest Income Details 3/31/21 3/31/22 YOY Change Wealth Management Fees $12,584 $15,779 25.4% Fees for Customer Services $8,037 $8,907 10.8% Payment Technology Solutions $4,621 $5,077 9.9% Mortgage Revenue $2,666 $975 -63.4% Income on Bank Owned Life Insurance $964 $884 -8.3% Net Security Gains (Losses) $1,641 -$614 -137.4% Other Noninterest Income $932 $4,764 411.2% Total Noninterest Income $31,445 $35,772 13.8% ▪ Pie Chart excludes net securities losses

17 17 Ticker: BUSE ▪ Net interest income was $70.1 million in 1Q22 vs. $70.5 million in 4Q21 and $64.9 million in 1Q21 ▪ $1.1 million less net interest income QoQ due to two fewer days in 1Q22 than 4Q21 ▪ Net interest margin was 2.45% in 1Q22, an increase of 9 bps vs. 2.36% in 4Q21 ▪ Adjusted net interest margin (1) (ex-purchase accounting accretion) was 2.41% in 4Q22, an increase of 10 bps vs. 2.31% in 4Q21 ▪ Primary factors contributing to the quarter’s NIM expansion was the growth of the loan portfolio combined with higher new volume rates & repricing rates (6 bps increase) and securities portfolio yield (6 bps increase), which helped to offset reduced volume of PPP forgiveness (6 bps decrease) Noninterest Expense ▪ Noninterest income (ex-securities losses) of $36.4 million in 1Q22, representing 34% of revenue ▪ Wealth management fees of $15.8 million in 1Q22, up 15% QoQ and up 25% YoY ▪ Payment technology solutions revenue of $5.1 million in 1Q22, up 11% QoQ and up 10% YoY ▪ Fees for customer services of $8.9 million in 1Q22, down from $9.7 million in 4Q21, and up 11% YoY ▪ Adjusted noninterest expense (1) (ex-amortization of intangibles, one-time acquisition and restructuring related items) of $66.5 million in 1Q21, resulting in a 62.2% adjusted efficiency ratio (1) ▪ Core adjusted noninterest expense (1) of $64.1 million (ex-amortization of intangible assets, unfunded commitment provision, NMTC amortization, and one-time items) in 1Q22, equating to 59.9% core adjusted efficiency ratio (1) ▪ Adjusted net income of $29.1 million or $0.52 per diluted share (1) ▪ Adjusted pre-provision net revenue of $39.4 million (1.26% PPNR ROAA) (1) ▪ 0.93% Adjusted ROAA and 13.02% Adjusted ROATCE (1) Earnings Noninterest Income Net Interest Income Provision ▪ $0.3 million negative loan loss provision expense (reserve release) in 1Q22 ▪ $1.1 million provision for unfunded commitments (captured in other noninterest expense) in 1Q22 ▪ Net recovery of $0.6 million in 1Q22 (1) Non-GAAP as of 1Q22, see Appendix Quarterly Earnings Review

1818 Ticker: BUSE $42.8 $37.5 $39.4 $41.1 $39.4 1.64% 1.32% 1.23% 1.27% 1.26% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Adj. PPNR Adj. PPNR / Avg Assets $ in millions Earnings Performance (1) Non-GAAP calculation, see Appendix (2) Historical key rates per quarterly Stifel dispatch Adjusted ROAA & ROATCE (1) Adjusted Pre-Provision Net Revenue / Avg. Assets (1) Adjusted Net Income & Earnings Per Share (1) $38.1 $31.9 $32.8 $34.3 $29.1 $0.69 $0.57 $0.58 $0.61 $0.52 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 $1.00 $3.0 $8.0 $13.0 $18.0 $23.0 $28.0 $33.0 $38.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Adj. Net Income Adj. Earnings Per Share $ in millions 16.9% 13.1% 13.4% 14.3% 13.0% 1.46% 1.12% 1.03% 1.05% 0.93% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% 1.50% 1.70% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Adj. ROATCE Adj. ROAA Historical Key Rates (2) 0.12% 0.10% 0.08% 0.10% 0.46% 0.16% 0.25% 0.30% 0.73% 2.28% 0.92% 0.87% 1.01% 1.26% 2.42% 1.70% 1.45% 1.53% 1.50% 2.32% -0.25% 0.25% 0.75% 1.25% 1.75% 2.25% 2.75% 3/31/21 6/30/21 9/30/21 12/31/21 3/31/22 1m LIBOR 2-yr UST 5-yr UST 10-Yr UST

1919 Ticker: BUSE $58.6 $59.1 $64.4 $66.4 $68.1 $2.2 $1.7 $1.8 $1.5 $1.2 $4.8 $4.3 $5.2 $3.3 $1.3 $65.5 $65.1 $71.4 $71.1 $70.6 $62.0 $63.0 $64.0 $65.0 $66.0 $67.0 $68.0 $69.0 $70.0 $71.0 $72.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Net Interest Income Accretion PPP Income (Net fees + coupon) $ in millions Net Interest Margin Net Interest Margin Bridge (1) Tax-equivalent adjusted amounts; Non-GAAP, see Appendix (2) Non-GAAP; Ex-PPP NIM removes the balance of PPP loans and associated income as well as the equivalent amount of self-funding noninterest bearing deposits Factors contributing to 9 bps increase in NIM during 2022Q1 (-) RATE ROLL Existing loans amortize and paydown at higher rates than new loan production, but difference continues to compress (+) NEW LOAN VOLUME YIELDS Yields on new loan volume were 6 bps higher than in 4Q21, while net new funding yields (inclusive of line utilization changes) were 7 bps higher (-) PPP INCOME PPP contribution decreased by $1.9 million due to further shrinking of the PPP loan portfolio as forgiveness continues and the associated net deferred fee recognition (-) ACCRETION Purchase accounting accretion recognition declined from $1.5 million to $1.2 million during 1Q22 (+) SECURITIES PORTFOLIO YIELD Increases in the securities portfolio yield contributed 6 bps of NIM expansion (+) FUNDING COSTS / CASH FLOW HEDGES Continued success lowering funding costs contributed 1 bps of NIM expansion and net interest income from cash flow hedges contributed 3 bps of NIM expansion Net Interest Margin 2.45% Net Interest Income (1) 3.03% 2.77% 2.65% 2.57% 2.66% 0.33% 0.29% 0.25% 0.22% 0.22% 2.72% 2.50% 2.41% 2.36% 2.45% 0.09% 0.06% 0.06% 0.05% 0.04% 2.66% 2.45% 2.30% 2.28% 2.41% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Earning Assets Cost of Funds NIM Accretion Ex-PPP NIM(2) NIM ex-PPP up 13 bps vs. 4Q21

2020 Ticker: BUSE ▪ First Busey has an asset-liability committee, whose policy is to meet at least quarterly, to review current market conditions and to structure the Consolidated Balance Sheets to optimize stability in net interest income in consideration of projected future changes in interest rates. As interest rate changes do not impact all categories of assets and liabilities equally or simultaneously, the asset-liability committee primarily relies on balance sheet and income simulation analysis to determine the potential impact of changes in market interest rates on net interest income. ▪ In these standard simulation models, the balance sheet is projected over a one-year and a two-year time horizon and net interest income is calculated under current market rates and assuming permanent instantaneous shifts of +/-100, +200 and +300 basis points. Due to the current low interest rate environment, a downward adjustment in federal fund rates was not meaningful as of March 31, 2022. ▪ The model assumes immediate and sustained shifts in the federal funds rate and other market rate indices and corresponding shifts in other non-market rate indices based on their historical changes relative to changes in the federal funds rate and other market indices. Assets and liabilities are assumed to remain constant as of the measurement date; variable-rate assets and liabilities are repriced based on repricing frequency; and prepayment speeds on loans are projected for both declining and rising rate environments. Interest Rate Risk Management & Sensitivity ( bps move in FF) ( bps move in FF) Loan Repricing/Maturity Segmentation IB Non-Maturity Deposit Betas in Last Tightening Cycle v. Current ALCO Model Annual % Change in Net Interest Income

2121 Ticker: BUSE 54.7 61.7 67.3 64.4 63.0 54.3 58.9 59.0 59.1 62.2 52.0 58.1 58.7 57.6 59.9 50.0 52.0 54.0 56.0 58.0 60.0 62.0 64.0 66.0 68.0 70.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Reported Efficiency Ratio Adjusted Efficiency Ratio Core Adj. Efficiency Ratio $54.5 $62.6 $73.5 $71.2 $70.4 $49.5 $56.5 $61.4 $60.9 $64.1 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 $80.0 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 $80.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Noninterest Exp. $54.5 $62.6 $73.5 $71.2 $70.4 Unfunded Provision $0.4 -$0.5 -$1.0 $0.3 $1.1 Acq./Restructuring Exp. $0.3 $2.7 $8.7 $5.6 $0.8 Intangible Amort. $2.4 $2.7 $3.1 $3.1 $3.0 NMTC Amort. $1.8 $1.2 $1.2 $1.3 $1.3 Core Adj. Exp. (1) $49.5 $56.5 $61.4 $60.9 $64.1 Noninterest Exp. Core Adj. Exp. (1) $ in millions Focused Control on Expenses (1) Non-GAAP, see Appendix ▪ Core adjusted expenses(1) of $64.1 million in 1Q22 excluding amortization of intangible assets, provision for unfunded commitments, acquisition / restructuring related charges, and NMTC amortization ▪ Taking advantage of market dislocation to attract new talent across our platform and balancing wage inflation across our markets ▪ 1Q22 other noninterest expense included a $0.6 million impairment of OREO that sold subsequent to quarter-end ▪ Over the past 7 quarters, consolidated 33% of our branch footprint ▪ Reduced count from 87 (proforma for GSB) to 58 ▪ Increasing average deposits per branch from $113 million at 9/30/20 to $183 million at 3/31/22 Noninterest Expense Efficiency Ratio (1) Full-Time Equivalents (FTE)

2222 Ticker: BUSE ▪ TCE/TA ratio of 7.01% at 3/31/22 (1) ▪ Capital ratios significantly in excess of well-capitalized minimums ▪ Total RBC of 15.8% and CET1 ratio of 11.9% at 3/31/22 ▪ TBV per share of $15.29 at 3/31/22 (1) ▪ Diversified portfolio, conservatively underwritten with low levels of concentration ▪ Non-performing (0.13% of total assets) and classified assets (7.2% of capital) both at historically low levels at 3/31/22 ▪ Reserves remain well above initial Day 1 CECL estimate of 1.06% → ACL/Loans: 1.22% (2) ACL/NPLs: 695.41% at 3/31/22 ▪ No remaining full-payment deferrals under COVID-related modification programs ▪ 100 / 300 Test: 34% C&D 205% CRE at 3/31/22 ▪ Robust holding company and bank-level liquidity ▪ Strong core deposit franchise ▪ 68.7% loan-to-deposit ratio, 98.7% core deposits (3) at 3/31/22 ▪ Borrowings accounted for approximately 5.4% of total funding at 3/31/22 ▪ Substantial sources of off-balance sheet contingent funding ($3.7 billion) at 3/31/22 (1) Non-GAAP calculation, see Appendix (2) Excluding amortized cost of PPP loans (3) Non-GAAP calculation, see Appendix; Core deposits include non-brokered transaction accounts, money market deposit accounts, and time deposits of $250,000 or less Robust Capital Foundation High Quality, Resilient Loan Portfolio Strong Core Deposit Franchise & Ample Liquidity as of 1Q 2022 Fortress Balance Sheet

2323 Ticker: BUSE $919 $982 $971 $959 $856 8.8% 8.2% 7.8% 7.7% 7.0% 12.8% 12.3% 12.0% 11.8% 11.9% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $600 $650 $700 $750 $800 $850 $900 $950 $1,000 $1,050 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 TCE TCE Ratio CET1 Ratio $ in millions $1,008 $1,062 $1,061 $1,070 $1,086 9.8% 9.6% 8.6% 8.5% 8.8% 4% 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Tier 1 Capital Leverage Ratio Min Ratio $ in millions Robust Capital Foundation (1) Non-GAAP calculation, see Appendix ... Tangible Common Equity (1) & CET1 Ratios Total Capital Ratio Leverage Ratio Consolidated Capital as of 3/31/22 $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 11.9% 12.8% 15.8% Minimum Well Capitalized Ratio 6.5% 8.0% 10.0% Amount of Capital $1,012 $1,086 $1,345 Well Capitalized Minimum $553 $681 $851 Excess Amount over Min $459 $405 $494

2424 Ticker: BUSE $2,797 $3,461 $4,010 $4,027 $4,078 1.60% 1.40% 1.37% 1.42% 1.80% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% $00 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Book Value Tax Equivalent Yield $ in millions Balanced, Low-Risk, Short-Duration Investment Portfolio ▪ BUSE carried $976MM in held-to-maturity (HTM) securities as of 3/31/22 ▪ Transferred a portion of the portfolio comprised of Agency RMBS & CMBS from available-for-sale (AFS) to HTM during 1Q22 ▪ The duration of the securities portfolio including HTM is 4.5 years and our fair value duration, which excludes the HTM portfolio, is 4.1 years ▪ After-tax net AFS unrealized loss position of $97.7 million ▪ Carrying value of investment portfolio is 31% of total assets ▪ Allowance for credit losses for investments is $0 ▪ Projected remaining 2022 roll off cash flow (based on static rates) of $405 million at ~1.85% yield ▪ 1Q22 new purchases of $275 million at avg yield of 2.36% Deploying Excess Liquidity into Attractive Securities All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency 89% of Municipal holdings rated AA or better and 10% rated A 100% of Corporate holdings are investment grade Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA Investment Portfolio Composition – Q1 2022 Note: Financial data as of 1Q 2022

2525 Ticker: BUSE Reserve Supports Credit & Growth Profile Allowance / NPLs Allowance / NPAs Allowance / Loans (ex-PPP) ▪ Reserve to loans of 1.22% (ex-PPP) as of Q1 2022 ▪ Day 1 CECL coverage was 1.06% as of Q1 2022 ▪ Non-performing loan balances have continued to decline ▪ Reserves to NPLs now equal to 695% as of Q1 2022 $5,568 $6,687 $6,368 $7,114 $7,241 0.91% 0.80% 1.59% 1.24% 1.22% 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q1 Ex-PPP Loans Allowance/Ex-PPP Loans $ in millions $36,598 $29,507 $24,301 $16,852 $12,685 138% 182% 416% 522% 695% 100% 200% 300% 400% 500% 600% 700% 800% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q1 NPLs Allowance/NPLs $ in thousands $36,974 $32,564 $28,872 $21,268 $16,291 137% 165% 350% 413% 541% 90% 140% 190% 240% 290% 340% 390% 440% 490% 540% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q1 NPAs Allowance/NPAs $ in thousands

2626 Ticker: BUSE Pristine Credit Quality ▪ Conservative underwriting continues to result in pristine credit quality performance ▪ Strong portfolio management that identifies early warning indicators and includes proactive engagement of the special assets group early in the credit review process ▪ Non-performing asset, classified asset, and net charge-off ratios have declined to historically low levels ▪ NPAs/Assets of 0.13% at 3/31/22 ▪ Non-performing assets at 3/31/22 included a $2.0 million OREO property, the sale of which closed subsequent to quarter-end ▪ Net recovery of $0.6 million in 1Q22 ▪ Net charge-offs over the LTM total $1.35 million, which equates to less than 0.02% of 1Q22 avg loans (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses NPAs / Assets Classifieds / Capital (1) NCOs / Average Loans $9,696 $10,544 $12,860 $12,568 0.34% 0.27% 0.17% 0.13% 2019 YE 2020 YE 2021 YE 2022 Q1 Assets %NPAs/Assets $ in millions $1,099 $1,155 $1,329 $1,336 9.7% 8.5% 6.9% 7.2% 2019 YE 2020 YE 2021 YE 2022 Q1 Capital Classified/Capital $ in millions $6,470 $7,007 $6,970 $7,161 0.11% 0.12% 0.03% -0.03% 2019 YE 2020 YE 2021 YE 2022 Q1 Avg Loans NCOs/Avg Loans $ in millions $0.6 Net Recovery

2727 Ticker: BUSE High Quality Loan Portfolio: C&I ▪ 25.9% of total loan portfolio (ex-PPP loans) ▪ Diversified portfolio results in low levels of concentrated exposure ▪ Top concentration in one industry (manufacturing) is 17% of C&I loans, or 4% of total loans ▪ Only 1.7% of C&I loans are classified ▪ YoY growth of C&I loans (ex-PPP) of $329 million (includes $66 million of acquired C&I loans from Glenview State Bank) Note: Loan data as of Q1 2022 (1) ex-PPP loan totals include purchase accounting, FASB, overdrafts, etc. C&I Loans by Sector (ex-PPP) $ in thousands NAICS Sector 3/31/22 Balances (ex-PPP) % of Total Loans (ex-PPP) 3/31/22 Classified Balances Manufacturing $316,247 4.4% $6,848 Finance and Insurance $262,606 3.6% $0 Wholesale Trade $172,526 2.4% $428 Real Estate Rental & Leasing $167,061 2.3% $1,368 Educational Services $165,856 2.3% $0 Construction $164,126 2.3% $1,736 Health Care and Social Assistance $130,662 1.8% $6,265 Agriculture, Forestry, Fishing, Hunting $87,715 1.2% $1,466 Public Administration $82,334 1.1% $0 Retail Trade $76,562 1.1% $4,940 Food Services and Drinking Places $74,993 1.0% $820 Professional, Scientific, & Tech. Svcs. $49,440 0.7% $5,434 Other Services (except Public Admin.) $35,722 0.5% $91 Transportation $32,519 0.4% $250 Arts, Entertainment, and Recreation $19,536 0.3% $2,230 Administrative and Support Services $15,289 0.2% $912 Information $9,387 0.1% $0 Waste Management Services $6,212 0.1% $0 Mining, Quarrying, Oil & Gas Extraction $4,164 0.1% $0 Mgmt of Companies & Enterprises $1,223 0.0% $0 Utilities $917 0.0% $0 Grand Total $1,875,098 25.9% $32,788 Total C&I Loans (1)

2828 Ticker: BUSE High Quality Loan Portfolio: CRE Total CRE: CRE-I and OOCRE Portfolio ▪ 49% of total loan portfolio (ex-PPP) ▪ 27% of CRE loans are owner-occupied properties that are underwritten to operating cash flow ▪ Only 1.5% of total CRE loans and 1.6% of CRE-I loans are classified ▪ Low levels of concentrated exposure ▪ Office is top concentration at 19% of total CRE portfolio ▪ Apartments & Student Housing represents 29% of CRE-I ▪ 61.4% WAvg LTV & 61.8% long-term customers (4+ yrs) Office Composition by Type – Q1 2022 ▪ 39% of balances are Medical Office, a segment minimally impacted by work-from-home trends ▪ 64.4% Weighted Avg LTV of total Office portfolio ▪ 0.2% of Office balances are risk rated classified ▪ 37% of Office is owner-occupied (1) Investor owned CRE (CRE-I) includes C&D, Multifamily and non-owner occupied CRE Investor Owned CRE Loans by Property Type (1) Owner Occupied CRE Loans by Property Type $ in thousands Property Type 3/31/22 Balances % of Total Loans (ex-PPP) 3/31/22 Classified Balances Apartments $462,009 6.4% $1,701 Retail $437,897 6.0% $1,167 Office $428,160 5.9% $568 Student Housing $288,743 4.0% $0 Industrial/Warehouse $272,777 3.8% $115 Hotel $215,229 3.0% $505 Senior Housing $183,330 2.5% $0 LAD $98,067 1.4% $2,400 Specialty $79,955 1.1% $42 Nursing Homes $62,491 0.9% $36,287 Restaurant $28,342 0.4% $0 Health Care $20,000 0.3% $0 1-4 Family $19,653 0.3% $0 Continuing Care Facilities $14,426 0.2% $0 Other $583 0.0% $0 Grand Total $2,611,663 36.1% $42,784 $ in thousands Property Type 3/31/22 Balances % of Total Loans (ex-PPP) 3/31/22 Classified Balances Industrial/Warehouse $324,762 4.5% $3,873 Office $252,895 3.5% $680 Specialty $246,744 3.4% $2,768 Retail $69,241 1.0% $833 Restaurant $56,621 0.8% $1,634 Nursing Homes $1,538 0.0% $0 Health Care $1,101 0.0% $0 Hotel $621 0.0% $0 Apartments $455 0.0% $0 Other $199 0.0% $0 Student Housing $107 0.0% $0 Grand Total $954,285 13.2% $9,788

2929 Ticker: BUSE APPENDIX

3030 Ticker: BUSE (1) Assumes a gross spread of 1.50% and one time offering costs of $400K (2) Illustrative coupon of 5.00%. Pro forma calculation includes add-back of interest expense for $40 million of 3.75% senior notes that mature May 2022 and $60 million of fixed-to-floating rate subordinated notes callable May 2022 that bear interest at an annual rate of 4.75% for the first five years after issuance Double Leverage $ in thousands For the Period Ended: 2018Y 2019Y 2020Y 2021Y 2022 Q1 Investment in Subsidiaries $1,088,710 $1,418,747 $1,419,876 $1,568,038 $1,456,126 Consolidated Equity $994,964 $1,220,434 $1,270,069 $1,319,112 $1,218,025 Double Leverage Ratio 109.4% 116.2% 111.8% 118.9% 119.5% Net Proceeds from Proposed Holding Company Subordinated Notes Offering(1) $73,475 0% Downstreamed to Bank (Intent is to Keep All at the Holding Company) Net Proceeds from Proposed Holding Company Subordinated Notes Offering Downstreamed to Bank $0 Pro Forma Bank-Level Equity $1,456,126 Pro Forma Double Leverage Ratio 119.5% Interest Coverage For the Years Ended: LTM Ended: 2018Y 2019Y 2020Y 2021Y 2022 Q1 Total Deposit Interest $32,601 $55,077 $30,691 $12,583 $10,975 Other Borrowed Interest $12,026 $13,934 $12,972 $15,519 $15,724 Total Interest Expense $44,627 $69,011 $43,663 $28,102 $26,699 Pre-Tax Net Income $133,927 $134,438 $128,206 $156,823 $143,893 Interest Coverage (including deposit expense) 4.00x 2.95x 3.94x 6.58x 6.39x Interest Coverage (excluding deposit expense) 12.14x 10.65x 10.88x 11.11x 10.15x Holding Company Subordinated Debt Expense(2) $3,750 Pro Forma Interest Coverage (including deposit expense)(2) 6.54x Pro Forma Interest Coverage (excluding deposit expense)(2) 10.55x Double Leverage & Interest Coverage

3131 Ticker: BUSE (1) Includes impact of $40 million of 3.75% senior notes that mature May 2022 and redeeming $60 million of fixed-to-floating rate subordinated notes callable May 2022 that bear interest at an annual rate of 4.75% for the first five years after issuance (2) Includes tax effect of other intangibles, net Note: Assumes a gross spread of 1.50% and one time offering costs of $400K; 20% risk-weighting $ in thousands Actual Redeem Pro Forma 2022 Q1 Offering Notes (1) 2022 Q1 Regulatory Capital Common Equity Tier 1 Capital $1,011,861 $1,011,861 Additional Tier 1 Capital $74,000 $74,000 Tier 1 Capital $1,085,861 $1,085,861 Sub Debt $185,000 $75,000 ($60,000) $200,000 ACL $73,680 $73,680 Tier 2 Capital $258,680 $75,000 ($60,000) $273,680 Total Capital $1,344,541 $75,000 ($60,000) $1,359,541 Total Assets for Regulatory Ratios Risk-weighted Assets $8,510,257 $14,695 ($20,000) $8,504,952 Total Assets for Leverage Ratio $12,373,710 $73,475 ($100,000) $12,347,185 TCE/TA Tangible Common Equity(2) $855,568 $855,568 Tangible Assets(2) $12,205,052 $73,475 ($100,000) $12,178,527 Capital Ratios TCE/TA 7.01% 7.03% Leverage Ratio 8.78% 8.79% CET1 Ratio 11.89% 11.90% Tier 1 RBC Ratio 12.76% 12.77% Total RBC Ratio 15.80% 15.99% Illustrative Pro Forma Capital Ratios

3232 Ticker: BUSE $12.6 $13.0 $13.7 $13.7 $15.8 $6.0 $6.3 $6.1 $5.5 $7.5 47.8% 48.3% 44.1% 40.1% 47.6% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% $1.0 $3.0 $5.0 $7.0 $9.0 $11.0 $13.0 $15.0 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 Revenue Pre-Tax Net Income Pre-Tax Profit Margin $ in millions Growing Wealth Management Business Q1 2022 Summary ▪ Assets under care of $12.3 billion, a year-over-year increase of $1.6 billion, or 15%, which was impacted by the acquisition of Glenview State Bank in 2021 ▪ Decline in AUC from 4Q21 principally due to a reduction in market valuations during 1Q22 ▪ Wealth revenue of $15.8 million, a 25.4% year-over-year increase ▪ Wealth pre-tax net income of $7.5 million, a 24.7% year-over-year increase ▪ Pre-tax profit margin of 47.6%, and a 45.6% average profit margin over last 5 quarters ▪ The investment team continues to produce excellent returns, outperforming benchmarks over multiple measurement periods ▪ YT return for the team’s blended portfolio outperformed the blended benchmark(1) by 93 bps (1) Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index (2) Wealth Management segment Wealth - Assets Under Care Wealth – Revenue & Pre-tax Income (2) $10,692 $12,303 $12,364 $12,731 $12,329 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 $ in millions

3333 Ticker: BUSE Scalable Payment Technology Solutions Platform Customer Overview FirsTech Today Transactions processed per year (3) 32 Million $10.1 Billion Payments processed annually (2) Customers across numerous industries and growing 150+ Number of non-cash payment transactions in the United States per year (1) 174 Billion Value of non-cash payments in the United States per year (1) $97 Trillion The Opportunity Average FirsTech customer utilizes only 1.9 payment solutions out of an available 9 < 5% of current commercial bank customers utilize a specific FirsTech payment solution Near Term Intermediate Term Expand outside the Busey ecosystem with our complete payments platform model and Banking as a Service (BaaS) initiatives – business development recently hired to drive this initiative Large Utilities Insurance Banks Credit Unions Telecom (1) Total addressable market per the 2019 Federal Reserve Payments Study (2) LTM total payments processed as of 1Q2022 (3) LTM total transactions processed as of 1Q2022

3434 Ticker: BUSE Bank Liquidity ▪ As of March 31, 2022 management believed that adequate liquidity existed to meet all projected cash flow obligations ▪ First Busey’s primary sources of funds consist of deposits, investment maturities and sales, loan principal repayments and capital funds Holding Company Liquidity ▪ As of March 31, 2022, there was no balance outstanding on the Company’s revolving credit facility and a total of $ . million outstanding on the Company’s term loan, of which $12.0 million was short-term and $39.0 million was long-term. ▪ In addition, the Company has existing senior debt and subordinated debt at the holding company: ▪ $40.0 million of 3.75% senior notes maturing May 25, 2022 ▪ $60.0 million of fixed-to-floating rate subordinated notes that mature on May 25, 2027, callable beginning May 25, 2022 and bear interest at an annual rate of 4.75% for the first five years after issuance and thereafter bear interest at a floating rate equal to three-month LIBOR plus a spread of 2.919% ▪ $125.0 million of fixed-to-floating rate subordinated notes that mature on June 1, 2030, are callable beginning June 1, 2025 and bear interest at an annual rate of 5.25% for the first five years after issuance and thereafter bear interest at a floating rate equal to a three-month benchmark rate plus a spread of 5.11% (1) Net of unamortized issuance costs Contingency Liquidity Holding Company Detail $ in millions $ in millions 3/31/22 Amount Outstanding Available Cash & Due from Banks $91.6 Securities $13.6 Term Loan $51.0 – Senior Debt(1) $40.0 – Subordinated Debt(1) $182.9 – Trust Preferred $71.7 – 3/31/22 Balances Unpledged Securities $3,190 Available FHLB $1,445 FRB Discount $745 Fed Funds Lines $483 Brokered Availability $1,066 Total $6,928 Liquidity Detail

3535 Ticker: BUSE ▪ Continued investment in technology, automation, and data analytics across the company ▪ Seeing tangible results as we continue to adapt to our customers’ needs ▪ Digital relationship banking team formed in 4Q20 to manage Digital Preferred Banking (1) deposit accounts ▪ Five digital relationship bankers manage . of Busey’s total retail A & Savings accounts (2) (1) Digital Preferred is defined as Retail, deposit-only customers with their first account opened before 2020, who bank outside of a physical Service Center, using eBank, a debit card or ATM at least 90% of the time, with five or more banking transactions annually (2) As of 3/31/22 Continued Investment in Technology Enterprise-Wide RPA solution for FirsTech 4Q 2021 Cloud-based software to manage / secure identities 1Q 2019 3Q 2019 Treasury Management sales & onboarding solution implemented Core Operating Platform Conversion 4Q 2019 4Q 2019 Enterprise-wide CRM system installed Upgraded Treasury Management software 4Q 2019 4Q 2019 Enterprise-wide electronic knowledge management solution AI-driven marketing data analytics tool established 4Q 2019 1Q 2020 Mobile and e-banking upgraded Data warehouse build-out Secure online chat 1Q 2020 1Q 2020 Debit card on/off functionality 3Q 2020 Online deposit account origination Hired New Chief Technology Officer 3Q 2020 Digital relationship banking team formed 4Q 2020 4Q 2020 Online retail loan origination capabilities Zelle implementation Digital workflow software 1Q 2021 3Q 2021 GSB Conversion completed PPP online customer loan application portal 2Q 2020 4Q 2021 / 2022 Complete transition of ATM fleet 3Q 2020 PPP online forgiveness application portal Upgrade to core Wealth platform 3Q 2022 2Q 2022 Mortgage eClosing to go live FirsTech launched new one-time payments platform for Busey Bank customers 1Q 2022

3636 Ticker: BUSE Environmental, Social and Governance Responsibility Building on 150 Years of Excellence | Advancing a Comprehensive ESG Strategy Busey’s Corporate Social Responsibility work continues within the broader context of our new ESG strategic focus and framework as we build on a legacy of purposeful action, civic responsibility and positive impacts. Commitment to Environment • Helping our clients reduce their footprint from sustainable agriculture to green construction, financing for solar arrays, energy efficiency improvements, and more. • Recycled nearly 500 tons of paper and saving nearly 2 million kilowatts of energy in 2021 alone. • Providing all associates training on how to reduce their environmental impact at home and in the office. Commitment to People • Donating more than $1 million annually and volunteered over 10,000 hours in 2021. • Attracting and retaining talent across a diverse set of backgrounds and experiences and investing in associate wellness and training and development. • Building upon a legacy of corporate responsibility through an Enterprise Community Banking program. Commitment to Strong Governance • Leading at the Board and Executive level with a team of diverse backgrounds and experiences. • Adhering to a stringent code of ethics set forth standards that all Executives, Directors and Officers are expected to follow. • Prioritizing strong corporate governance, exceeding all good governance metrics. To view the full Corporate Social Responsibility Report, visit busey.com/CSR. ISS Score (3) (1-10 Range, lower is better) Sustainalytics Score (4) (Lower is better – Proxy Peers average 30.4) Environmental Disclosures 3 Social Disclosures 4 Governance Risk 2 New role of Director of Environmental, Social, and Governance Strategy & Reporting hired in January 2022. 95% participation in wellness program (1) Associates are 61% female (1) 8 years average tenure 40,000+ training hours provided annually 11 Good Governance metrics (1) including internal auditing, whistleblower hotline, and diverse leadership Strong 7% insider ownership (2) First bank to be Illinois Green Business Association certified in 2012 Over $16 million in commitments to new green construction (1) Per 2021 Corporate Social Responsibility Report (2) Per Definitive Proxy filed April 14, 2022 (3) Last ISS Governance data profile update: 3/28/22; Last ISS E&S data profile update: 9/10/21 (4) Sustainalytics Scores updated through 4/8/22. Reporting peer group is: ABCB, BANF, CUBI, EFSC, FFBC, FIBK, FRME, GBCI, HOMB, HTLF, LCNB, ONB, PRK, RNST, SFBS, SFNC, STBA, TRMK, WSBC

3737 Ticker: BUSE Non-GAAP Financial Information Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets (dollars in thousands) Three Months Ended March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 PRE-PROVISION NET REVENUE Net interest income $ 70,056 $ 70,508 $ 70,755 $ 64,542 $ 64,893 Total noninterest income 35,772 35,089 33,259 33,011 31,445 Net security (gains) losses 614 (474) (57) (898) (1,641) Total noninterest expense (70,376) (71,169) (73,487) (62,625) (54,499) Pre-provision net revenue 36,066 33,954 30,470 34,030 40,198 Non-GAAP adjustments: Acquisition and other restructuring expenses 835 5,641 8,677 2,713 320 Provision for unfunded commitments 1,112 294 (978) (496) 406 Amortization of New Markets Tax Credit 1,341 1,255 1,240 1,239 1,829 Adjusted pre-provision net revenue $ 39,354 $ 41,144 $ 39,409 $ 37,486 $ 42,753 Pre-provision net revenue, annualized [a] $ 146,268 $ 134,709 $ 120,886 $ 136,494 $ 163,025 Adjusted pre-provision net revenue, annualized [b] $ 159,602 $ 163,234 $ 156,351 $ 150,356 $ 173,387 Average total assets [c] $ 12,660,939 $ 12,895,049 $ 12,697,795 $ 11,398,655 $ 10,594,245 Reported: Pre-provision net revenue to average assets 1 [a÷c] 1.16% 1.04% 0.95% 1.20% 1.54 % Adjusted: Pre-provision net revenue to average assets 1 [b÷c] 1.26% 1.27% 1.23% 1.32% 1.64% 1 Annualized measure.

3838 Ticker: BUSE Non-GAAP Financial Information Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity (dollars in thousands, except per share amounts) Three Months Ended March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 NET INCOME ADJUSTED FOR NON-OPERATING ITEMS Net income [a] $ 28,439 $ 29,926 $ 25,941 $ 29,766 $ 37,816 Non-GAAP adjustments: Acquisition expenses: Salaries, wages, and employee benefits 587 1,760 4,462 1,125 — Data processing 214 143 3,182 368 7 Professional fees, occupancy, and other 34 290 776 1,220 313 Other restructuring expenses: Salaries, wages, and employee benefits — 215 257 —— Lease or fixed asset impairment — 3,227 ——— Professional fees, occupancy, and other — 6 ——— Related tax benefit (170) (1,290) (1,773) (558) (71) Adjusted net income [b] $ 29,104 $ 34,277 $ 32,845 $ 31,921 $ 38,065 DILUTED EARNINGS PER SHARE Dilutive average common shares outstanding [c] 56,194,946 56,413,026 56,832,518 55,730,883 55,035,806 Reported: Diluted earnings per share [a÷c] $ 0.51 $ 0.53 $ 0.46 $ 0.53 $ 0.69 Adjusted: Diluted earnings per share [b÷c] $ 0.52 $ 0.61 $ 0.58 $ 0.57 $ 0.69 RETURN ON AVERAGE ASSETS Net income, annualized [d] $ 115,336 $ 118,728 $ 102,918 $ 119,391 $ 153,365 Adjusted net income, annualized [e] $ 118,033 $ 135,990 $ 130,309 $ 128,035 $ 154,375 Average total assets [f] $ 12,660,939 $ 12,895,049 $ 12,697,795 $ 11,398,655 $ 10,594,245 Reported: Return on average assets 1 [d÷f] 0.91% 0.92% 0.81% 1.05% 1.45 % Adjusted: Return on average assets 1 [e÷f] 0.93% 1.05% 1.03% 1.12% 1.46 % RETURN ON AVERAGE TANGIBLE COMMON EQUITY Average common equity $ 1,281,535 $ 1,328,692 $ 1,351,416 $ 1,342,771 $ 1,275,694 Average goodwill and other intangible assets, net (374,811) (377,825) (380,885) (368,709) (362,693) Average tangible common equity [g] $ 906,724 $ 950,867 $ 970,531 $ 974,062 $ 913,001 Reported: Return on average tangible common equity 1 [d÷g] 12.72% 12.49% 10.60% 12.26% 16.80 % Adjusted: Return on average tangible common equity 1 [e÷g] 13.02% 14.30% 13.43% 13.14% 16.91% 1 Annualized measure.

3939 Ticker: BUSE Non-GAAP Financial Information Adjusted Net Interest Margin (dollars in thousands) Three Months Ended March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 Net interest income $ 70,056 $ 70,508 $ 70,755 $ 64,542 $ 64,893 Non-GAAP adjustments: Tax-equivalent adjustment 546 577 598 579 601 Tax equivalent net interest income 70,602 71,085 71,353 65,121 65,494 Purchase accounting accretion related to business combinations (1,159) (1,469) (1,799) (1,726) (2,157) Adjusted net interest income $ 69,443 $ 69,616 $ 69,554 $ 63,395 $ 63,337 Tax equivalent net interest income, annualized [a] $ 286,330 $ 282,022 $ 283,085 $ 261,200 $ 265,615 Adjusted net interest income, annualized [b] $ 281,630 $ 276,194 275,948 254,277 $ 256,867 Average interest-earning assets [c] $ 11,703,947 $ 11,947,653 11,730,637 10,448,417 $ 9,752,294 Reported: Net interest margin 1 [a÷c] 2.45% 2.36% 2.41% 2.50% 2.72% Adjusted: Net interest margin 1 [b÷c] 2.41% 2.31% 2.35% 2.43% 2.63% 1 Annualized measure.

4040 Ticker: BUSE Non-GAAP Financial Information Adjusted Noninterest Expense, Core Adjusted Expense, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio (dollars in thousands) Three Months Ended March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 Net interest income $ 70,056 $ 70,508 $ 70,755 $ 64,542 $ 64,893 Non-GAAP adjustments: Tax-equivalent adjustment 546 577 598 579 601 Tax equivalent net interest income 70,602 71,085 71,353 65,121 65,494 Total noninterest income 35,772 35,089 33,259 33,011 31,445 Non-GAAP adjustments: Net security (gains) losses 614 (474) (57) (898) (1,641) Noninterest income excluding net security gains and losses 36,386 34,615 33,202 32,113 29,804 Tax equivalent net interest income plus noninterest income excluding net security gains and losses [a] $ 106,988 $ 105,700 $ 104,555 $ 97,234 $ 95,298 Total noninterest expense $ 70,376 $ 71,169 $ 73,487 $ 62,625 $ 54,499 Non-GAAP adjustments: Amortization of intangible assets [b] (3,011) (3,074) (3,149) (2,650) (2,401) Non-interest expense excluding amortization of intangible assets [c] 67,365 68,095 70,338 59,975 52,098 Non-operating adjustments: Salaries, wages, and employee benefits (587) (1,975) (4,719) (1,125) — Data processing (214) (143) (3,182) (368) (7) Impairment, professional fees, occupancy, and other (34) (3,523) (776) (1,220) (313) Adjusted noninterest expense [d] 66,530 62,454 61,661 57,262 $ 51,778 Provision for unfunded commitments (1,112) (294) 978 496 (406) Amortization of New Markets Tax Credit (1,341) (1,255) (1,240) (1,239) (1,829) Core adjusted expense [e] $ 64,077 $ 60,905 $ 61,399 $ 56,519 $ 49,543 Noninterest expense, excluding non-operating adjustments [d-b] $ 69,541 $ 65,528 $ 64,810 $ 59,912 $ 54,179 Reported: Efficiency ratio [c÷a] 62.97% 64.42% 67.27% 61.68% 54.67 % Adjusted: Efficiency ratio [d÷a] 62.18% 59.09% 58.97% 58.89% 54.33 % Adjusted: Core efficiency ratio [e÷a] 59.89% 57.62% 58.72% 58.13% 51.99%

4141 Ticker: BUSE Non-GAAP Financial Information Tangible Book Value Per Common Share (dollars in thousands, except per share amounts) As of March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 Total stockholders’ equity $ 1,218,025 $ 1,319,112 $ 1,333,076 $ 1,345,691 $ 1,265,822 Goodwill and other intangible assets, net (372,913) (375,924) (378,891) (381,795) (361,120) Tangible book value [a] $ 845,112 $ 943,188 $ 954,185 $ 963,896 $ 904,702 Ending number of common shares outstanding [b] 55,278,785 55,434,910 55,826,984 56,330,616 54,345,379 Tangible book value per common share [a÷b] $ 15.29 $ 17.01 $ 17.09 $ 17.11 $ 16.65 Tangible Common Equity and Tangible Common Equity to Tangible Assets (dollars in thousands) As of March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 Total assets $ 12,567,509 $ 12,859,689 $ 12,899,330 $ 12,415,449 $ 10,759,563 Non-GAAP adjustments: Goodwill and other intangible assets, net (372,913) (375,924) (378,891) (381,795) (361,120) Tax effect of other intangible assets 1 10,456 16,254 17,115 17,997 13,883 Tangible assets [a] $ 12,205,052 $ 12,500,019 $ 12,537,554 $ 12,051,651 $ 10,412,326 Total stockholders’ equity $ 1,218,025 $ 1,319,112 $ 1,333,076 $ 1,345,691 $ 1,265,822 Non-GAAP adjustments: Goodwill and other intangible assets, net (372,913) (375,924) (378,891) (381,795) (361,120) Tax effect of other intangible assets 1 10,456 16,254 17,115 17,997 13,883 Tangible common equity [b] $ 855,568 $ 959,442 $ 971,300 $ 981,893 $ 918,585 Tangible common equity to tangible assets 2 [b÷a] 7.01% 7.68% 7.75% 8.15% 8.82% 1 Net of estimated deferred tax liability. 2 Tax-effected measure.

4242 Ticker: BUSE Non-GAAP Financial Information Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of March 31, December 31, September 30, June 30, March 31, 2022 2021 2021 2021 2021 Portfolio loans [a] $ 7,272,873 $ 7,188,998 $ 7,150,635 $ 7,185,650 $ 6,779,300 Non-GAAP adjustments: PPP Loans amortized cost (31,769) (74,958) (178,231) (390,395) (522,104) Core loans [b] $ 7,241,104 $ 7,114,040 $ 6,972,404 $ 6,795,255 $ 6,257,196 Total deposits [c] $ 10,591,836 $ 10,768,577 $ 10,817,867 $ 10,337,117 $ 8,873,847 Non-GAAP adjustments: Brokered transaction accounts (2,002) (2,248) (2,002) (2,002) (2,699) Time deposits of $250,000 or more (139,245) (137,449) (156,419) (129,026) (155,401) Core deposits [d] $ 10,450,589 $ 10,628,880 $ 10,659,446 $ 10,206,089 $ 8,715,747 RATIOS Core loans to portfolio loans [b÷a] 99.56% 98.96% 97.51% 94.57% 92.30 % Core deposits to total deposits [d÷c] 98.67% 98.70% 98.54% 98.73% 98.22 % Core loans to core deposits [b÷d] 69.29% 66.93% 65.41% 66.58% 71.79%